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                                                                    Exhibit 23.5


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2003 relating to the financial statements of Nusa Tenggara Partnership V.O.F, which appears in Newmont Mining Corporation's Annual Report on Form 10K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Denver, Colorado

November 5, 2003